UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Soliciting Material Pursuant to §240.14a-12

CLEARSTORY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 12, 2005

Dear Fellow Stockholder:

We cordially invite you to attend the 2005 Annual Meeting of Stockholders of ClearStory Systems, Inc., to be held on Wednesday, November 16, 2005 at 10:00 a.m. at ClearStory’s corporate headquarters located at One Research Drive, Westborough, MA 01581.

At the Annual Meeting, you will be asked to elect ten directors, to ratify the appointment of Miller, Ellin & Company, LLP as ClearStory’s independent accountants for the fiscal year ending March 31, 2006, to approve ClearStory’s Amended and Restated Certificate of Incorporation and to vote on any other properly proposed matters. In addition, we will report to you on ClearStory’s progress during the past year and receive your questions or comments concerning ClearStory.

After careful consideration, ClearStory’s Board of Directors has unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. CLEARSTORY’S BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the Annual Meeting. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The proxy statement accompanying this letter provides you with detailed information about the proposals above. We encourage you to read the document carefully.

Thank you, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Henry F. Nelson
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

ClearStory Systems, Inc.

One Research Drive
Westborough, Massachusetts 01581
(508) 870-4000

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of ClearStory Systems, Inc., a Delaware corporation (the “Company”) will be held at the Company’s headquarters at One Research Drive, Westborough, MA 01581, on November 16, 2005, at 10 a.m. (the “Meeting”), for the following purposes:

(1)         To elect ten (10) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

(2)         To consider and act upon a proposal to ratify the appointment of Miller, Ellin & Company, LLP as the Company’s independent accountants for the fiscal year ending March 31, 2006.

(3)         To consider and act upon a proposal to ratify and approve the Amended and Restated Certificate of Incorporation of the Company.

(4)         To consider and act upon such other business as may be properly brought before the Meeting or at any adjournments or postponements thereof.

The proposals listed above are described in the accompanying Proxy Statement which you are encouraged to read carefully and in its entirety.

Only those shareholders who were shareholders of record at the close of business on October 5, 2005 will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. If a shareholder does not return a signed proxy card or does not attend the Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company’s Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

October 12, 2005	By Order of the Board of Directors
Westborough, MA

Yaron I. Eitan
Chairman of the Board

ClearStory Systems, Inc.

PROXY STATEMENT
FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2005

This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of ClearStory Systems, Inc., a Delaware corporation (“ClearStory” or the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) to be voted at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s corporate headquarters at One Research Drive, Suite 200B, Westborough, Massachusetts 01581, on November 16, 2005, at 10 a.m., and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend, in order to assure maximum participation and to expedite the proceedings.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly completed, signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date, by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy card will first be mailed to the Company’s stockholders on or about October 12, 2005. The Company’s 2005 Annual Report to its stockholders on Form 10-KSB (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2005, is also enclosed and should be read in conjunction with this Proxy Statement. The expenses incidental to the preparation and mailing of this Proxy Statement, the accompanying proxy card and the Notice (collectively, the “Proxy Materials”), as well as the Annual Report, are being paid by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

VOTING PROCEDURE, OUTSTANDING SHARES, VOTING RIGHTS AND REQUIRED VOTES

Under Delaware law, each holder of record is entitled to vote the number of shares owned by such shareholder for any agenda item. The only shares entitled to vote at the Annual Meeting are shares of the Company’s Common Stock (the “Common Stock”), the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”) and the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”). Pursuant to the Bylaws of the Company, the Board has fixed the close of business on October 5, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. At October 5, 2005, there were             shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. At October 5, 2005, there were            shares of Series B Preferred outstanding, which are convertible into             shares of Common Stock. Each share of Series B Preferred is entitled to one vote for each share of Common Stock into which such share of Series B Preferred is convertible. At October 5, 2005, there were             shares of Series C Preferred outstanding, which are convertible into             shares of  Common Stock. Each share of Series C Preferred is entitled to one vote for each share of Common Stock into which such share of Series C Preferred is convertible. A majority of the outstanding shares of stock entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted toward determining whether a quorum is present. An affirmative vote by the holders of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve proposals 2 and 3. There are no cumulative voting rights for the shareholders of the Company, and there are no proposals for the Annual Meeting that involve stockholder rights of appraisal.

PROPOSAL 1
ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board proposes that each of the Company’s current directors be elected as a director, serve until the next Annual Meeting of Stockholders and continue to serve as a director until such person’s successor is elected and qualified. Unless authority is withheld on the proxy, it is the intention of the proxy holder to vote for the persons standing for election named below.

Certain information concerning the director nominees is set forth in the following table and in the paragraphs following. Information regarding each such director’s ownership of voting securities of the Company appears in “Security Ownership of Certain Beneficial Owners and Management” below.

Name	Director Since
Yaron I. Eitan(1)	2000
Henry F. Nelson	2001
Francis X. Murphy(2)	1995
Derek Dunaway	2001
Mitchell Klein	2001
Amit Avnet	2003
Steven Morgenthal(1)	2003
Adi Raviv(2)(3)	2003
George Calhoun(1)	2003
Thomas Rebar(2)	2003

(1)          Member of the Compensation Committee.

(2)          Member of the Audit Committee.

(3)          The Board has determined that Mr. Raviv is qualified as an “audit committee financial expert” within the meaning of SEC rules and regulations.

Yaron I. Eitan, age 49, was appointed as a director of the Company in June 2000. Mr. Eitan was the Chairman of Lognet 2000, Inc., prior to its acquisition by the Company in May 2000. Mr. Eitan is a partner at SCP Private Equity Partners (“SCP”), a venture capital and private equity firm with approximately $1 billion under management, and is the founder of Selway Partners LLC (“Selway”), a New Jersey based operating and holding company that invests in and advises technology companies. Mr. Eitan is the Chairman of the Board of Magnolia Broadband Inc., DVTel Inc., Econium Inc., Software Technologies Inc., the Q Group and Techonline Inc. Mr. Eitan holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania.

Henry F. Nelson, age 47, was appointed as President, Chief Executive Officer, Chief Financial Officer and director of the Company in May 2001. Mr. Nelson held the position of Chief Financial Officer until November 2004. Mr. Nelson was the Chief Operating Officer of PracticeWorks, Inc., a division of Infocure

(INCX:NASDAQ), from December 1999 to 2000. Mr. Nelson holds a Bachelor of Science in Business Administration from Northeastern University.

Francis X. Murphy, age 57, was elected a director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President from its inception in September 1994. Mr. Murphy also serves on the board of several privately held technology companies. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

Derek Dunaway, age 34, was appointed a director of the Company in May 2001. Mr. Dunaway is currently the President and Chief Executive Officer of TechOnLine Inc., an e-learning solutions company. Mr. Dunaway joined TechOnLine from Selway, where he held the position of Vice President of Business Development from May 2000 through February 2001. Prior to joining Selway, from May 1999 through May 2000, he was Director of Strategy Consulting at AppNet, an internet consultancy company. Mr. Dunaway holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania and a Bachelors of Science from Southern Methodist University.

Mitchell Klein, age 54, was elected a director of the Company in October 2001. Mr. Klein is currently the President of Weatherly Data, LLC, a professional IT services firm, and Klein Equity Partners, LLC, a private risk capital firm. Mr. Klein served in various senior management positions with Digital Equipment Corporation for nine years after having been President of his own software development company. Mr. Klein is a graduate of the State University of New York at Albany and holds a Masters degree from the University of Michigan at Ann Arbor. Mr. Klein previously served as a Director of the Company from June 1997 to June 1998.

Amit Avnet, age 33, was appointed a director of the Company in December 2003. Since April 2001, Mr. Avnet has served as the Vice President of Operations of Selway. Mr. Avnet is also a Principal of SCP. From 1999 to 2001, he was Vice President at THCG, Inc., a publicly traded technology merchant banking and consulting company. Mr. Avnet holds a Masters of Business Administration from Tel-Aviv University and a Bachelor of Arts in Economics from the Technion—Israel Institute of Technology.

Steven Morgenthal, age 45, was appointed a director of the Company in December 2003. Mr. Morgenthal currently serves as Executive in Residence at Selway and is the interim CEO of the Q Group, PLC, a SCP portfolio company. Previously, he served as President and Chief Executive Officer of Regenative Network Management Systems, a Selway company, in 2002. He was President of OpenCon Communication Systems, Inc. in 2001 and was Senior Vice President of Global Product Marketing for DataTec Systems, Inc. from 1999 to 2000. Mr. Morgenthal holds a Masters degree from the Stevens Institute of Technology and a Bachelors of Science from Pace University.

Adi Raviv, age 49, was appointed a director of the Company in December 2003. Mr. Raviv currently serves as Chief Operating Officer of Straus Capital Group, LLC, a family office in Hackensack, New Jersey. Previously, Mr. Raviv served as Executive Vice President and Chief Financial Officer of US Wireless Data, Inc. from 2002 through 2004. From 1999 to 2001, he served as Co-Chairman and Chief Financial Officer of THCG, Inc., a publicly traded technology merchant banking and consulting company. From 1996 to 2001, he was a Managing Director of Tower Hill Securities, Inc., the successor of the U.S. investment banking arm of Hambros Bank Limited. He also had significant merchant banking, private equity and venture capital experience with BEA Associates, Stockton Partners, Oscar Gruss, The HTI Group and THCG, Inc. Mr. Raviv holds a Masters of Business Administration from Columbia University’s Graduate School of Business and a Bachelors of Arts in International Relations from the Hebrew University of Jerusalem.

George Calhoun, age 53, was appointed a director of the Company in December 2003. Dr. Calhoun is the Chairman of the Board of Airnet Communications (NASDAQ: ANCC), a smart antenna and software-defined radio company based in Melbourne, Florida. In 2003, Dr. Calhoun joined the Stevens Institute of Technology in Hoboken, New Jersey as Executive-in-Residence, where he teaches in the Undergraduate Program for Business & Technology at the Howe School of Technology Management. Dr. Calhoun is also a visiting professor at the University of Leiden in the Netherlands. From 1999 to 2002, he served as Chairman and Chief Executive Officer of Illinois Superconductor Corporation (AMEX: ISO), a public company focused on the application of high-temperature superconducting materials and advanced signal processing techniques to the suppression of interference in wireless networks, and he remains a member of their Board of Directors. Dr. Calhoun holds a Ph.D. from the Wharton School of Business of the University of Pennsylvania and a Bachelor of Arts from the University of Pennsylvania. He has published several books on wireless communications.

Thomas G. Rebar, age 42, was appointed a director of the Company in December 2003. Mr. Rebar has been a partner of SCP since 1996. Mr. Rebar holds a Masters of Business Administration from New York University Graduate School of Business Administration and a Bachelor of Science from the University of Scranton.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ELECTING THE TEN (10) NOMINEES TO THE BOARD OF DIRECTORS. AN AFFIRMATIVE VOTE BY THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended March 31, 2005, the Board held four meetings. The Board has two standing committees, an Audit Committee and a Compensation Committee, and each committee held four meetings during the fiscal year ended March 31, 2005. During such fiscal year, each director attended more than 75% of the Board meetings and of the committee meetings of the Board on which he serves. All of the Board members attended last year’s Annual Meeting of Stockholders, and the Company maintains a policy of expecting each director’s attendance at annual meetings.

The Audit Committee

The Audit Committee, established by the Board in September 1995, consists of at least two directors who are “independent” under currently applicable NASDAQ National Market (“NASDAQ”) rules and SEC rules and regulations and who are financially literate. The Audit Committee is comprised of Francis X. Murphy and Adi Raviv, both of whom are independent, as well as Thomas G. Rebar. The role of the Audit Committee is one of oversight. The Audit Committee’s purpose is to oversee and monitor (1) the Company’s financial reporting process, (2) the system of internal, financial and administrative controls and (3) legal and regulatory compliance. The Board recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that outside auditors are responsible for auditing those financial statements. The Audit Committee meets separately with management, outside auditors and, with regard to legal and regulatory compliance, the Company’s counsel. The Audit Committee is empowered with full access to the Company’s records, employees and outside experts. A copy of the Audit Committee’s Charter is attached to this Proxy Statement as Appendix A.

The Compensation Committee

The Compensation Committee was established by the Board in September 1995 and consists of at least two non-employee directors. Members of the Compensation Committee for the fiscal year ended March 31, 2005 included Yaron I. Eitan, Steven Morgenthal and George Calhoun. The Compensation

Committee advises the Board with respect to the compensation of the Company’s employee directors and executive officers and with respect to employee benefit plans. The Compensation Committee also is responsible for administering the Company’s equity incentive plans and executive bonus program.

The Company’s executive compensation program links management pay with the Company’s annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company’s performance. The program provides for (1) base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness, (2) annual cash bonus awards that are payable for the achievement of financial and operational objectives and (3) long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company’s stockholders. Among the Compensation Committee’s objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Compensation Committee will participate in and review the results of various industry surveys. In addition, the Compensation Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Compensation Committee’s purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Compensation Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Compensation Committee believes that the resulting total cash compensation paid to the Company’s executive officers is within the median range of the selected groups of comparable companies reflected in the data represented by the aforementioned industry surveys.

The Compensation Committee also makes decisions regarding the payment of cash bonuses to the Company’s other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Compensation Committee considers, without any specific assignment of weight thereto, factors such as (1) the Company’s overall financial performance, (2) the individual’s level of compensation relative to the external marketplace, (3) individual performance versus the Company’s objectives and (4) the individual’s overall value to the Company.  Based upon the overall financial performance of the Company, the Compensation Committee determined that no cash bonuses would be made for the fiscal year ended March 31, 2005.

Additionally, the Compensation Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management’s economic interests with those of shareholders. Such stock options have been awarded directly, or awarded under the Company’s 1997 Equity Incentive Plan, which is described below. These options may be awarded in lieu of, or in addition to, a cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management’s long-term perspective. The Compensation Committee considers the amounts and terms of prior grants in deciding whether to award options for the most recently completed fiscal year.

Nominations of Director Candidates

The Board does not have a nominating committee. The Board believes it is appropriate to not have a Nominating Committee because (a) one is not required to maintain the Company’s listing on the OTC Bulletin Board, (b) there are costs associated with administering an additional Board committee that are burdensome given the relatively small size of the Company and (c) five of ten directors that serve on the Board are designated by stockholders under stockholder agreements. Four of the members of our Board are “independent” under currently applicable NASDAQ and SEC rules. The Company does not have a nominating committee charter.

The Board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Deadline for Submitting Stockholder Proposals” in this Proxy Statement. Other than as stated herein, the Company does not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances. Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, an understanding of the Company’s business environment, an ability to devote adequate time and effort to board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has any level of independence and skills for Board and committee service, what the candidate’s skills and experience add to the overall competency of the Board, and whether the candidate has any special background relevant to the Company’s business.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the Company’s small size and limited resources, the Company believes that this is appropriate.

For the fiscal year ended March 31, 2005, the Company did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The Company did not receive any stockholder recommendations or nominations for the Board for election at the Annual Meeting, except the nominations made by the Board which includes members who are stockholders. All of the nominees for election at the Annual Meeting are current members of the Board.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of ClearStory Systems, Inc. is composed of three directors, two of whom are independent.

The Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s  Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005 with the Company’s management and the independent auditors.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

Based on the review and discussions referred to above and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee
Thomas G. Rebar, Chairman
Francis X. Murphy
Adi Raviv

EXECUTIVE OFFICERS

Certain information concerning the executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such executive officer’s ownership of voting securities of the Company appears in “Security Ownership of Certain Beneficial Owners” below.

Name	Current Position
Henry F. Nelson	President and Chief Executive Officer, Director
David L. Fitzgerald	Senior Vice President, Sales and Services
Stephen A. Read	Vice President and Chief Financial Officer

Henry F. Nelson, age 47. Please see description above under “Nominees for Director”.

David F. Fitzgerald, age 49, has served as Senior Vice President, Sales and Services since October 2004. Previously, from July 2003 until March 2004, Mr. Fitzgerald served as Chief Operating Officer for Pragmatech Software, Inc., a privately held software company. From September 2000 to April 2003, Mr. Fitzgerald was President and Chief Operating Officer of Eyretel, Plc., an international software and hardware company. From July 1998 to July 2000, Mr. Fitzgerald was Senior Vice President of North American Sales & Alliances for Xchange, Inc., a publicly traded software and services company. Mr. Fitzgerald has a Bachelor of Sciences degree from the University of Massachusetts.

Stephen A. Read, age 45, has served as Vice President and Chief Financial Officer since November 2004. Previously, from May 2001 until November 2004, Mr. Read served as Vice President and Corporate Controller for Exact Sciences Corporation, a publicly traded biotechnology company, and served as Interim Chief Financial Officer from February 2004 until October 2004. From July 1999 to May 2001, Mr. Read was Vice President and Corporate Controller of Renaissance Worldwide, Inc., a publicly traded international information technology consulting company. Mr. Read, a CPA, has a Bachelor of Sciences degree from the University of Rhode Island and a Masters of Business Administration from Babson College.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the compensation for each of the last three (3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2005 (the “Named Executives”). The Company’s compensation policies are discussed herein.

Summary Compensation Table

		Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Compensation		Securities Underlying Options/ SARs	All Other Compensation
Henry F. Nelson	2005	$350,000	$—	$12,000	(1)	—	1,500	(2)
President and Chief	2004	$335,962	$230,000	$2,400	(1)	1,469,376	—
Executive Officer	2003	$200,000	$7,717	—		—	—
David L. Fitzgerald(3)	2005	$96,154	$—	$54,170	(4)	260,000	—
Senior Vice President,
Sales and Services

*                    The Company does not have a restricted stock award program.

(1)          Represents amounts received relating to an auto allowance.

(2)          Represents a matching contribution under the Company’s 401(k) Plan.

(3)          Mr. Fitzgerald joined the Company in October, 2004.

(4)          Represents commissions earned based upon agreed to revenue targets.

OPTION GRANTS DURING FISCAL YEAR 2005

The following table provides information concerning options granted to Named Executives during the Fiscal Year ended March 31, 2005 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

Option/SAR Grants in Last Fiscal Year
(Individual Grants)

	Number of Shares Underlying Options	Percent of Total Options Granted to Employees	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Granted	In Fiscal Year	Price	Date	5%	10%
Henry F. Nelson	—	—%	$—	—	$—	$—
David L. Fitzgerald(1)	260,000	18%	$0.35	03/11/15	$57,229	$145,031
Yaron I. Eitan(2)	40,000	3%	$0.35	03/11/15	$8,805	$22,312
Francis X. Murphy(2)	55,000	4%	$0.35	03/11/15	$12,106	$30,680
Derek Dunaway(2)	35,000	2%	$0.35	03/11/15	$7,704	$19,523
Mitchell Klein(2)	37,000	3%	$0.35	03/11/15	$8,144	$20,639
Amit Avnet(2)	35,000	2%	$0.35	03/11/15	$7,704	$19,523
Steven Morgenthal(2)	45,000	3%	$0.35	03/11/15	$9,905	$25,101
Adi Raviv(2)	55,000	4%	$0.35	03/11/15	$12,106	$30,680
George Calhoun(2)	45,000	3%	$0.35	03/11/15	$9,905	$25,101
Thomas G. Rebar(2)	55,000	4%	$0.35	03/11/15	$12,106	$30,680

(1)          Of the total options granted, 45,000 were vested and exercisable immediately. The remaining options vest and are exercisable at 33% on each of the first, second and third anniversaries of the date of the grant.

(2)          The options granted were vested and exercisable immediately.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information concerning the exercise of options during the fiscal year ended March 31, 2005 and unexercised options held as of the end of such fiscal year with respect to each of the Named Executives:

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at March 31, 2005		Value of Unexercised In-The-Money Options at March 31, 2005(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Henry F. Nelson	—	—	653,056	816,320	$—	$—
David L. Fitzgerald	—	—	45,000	215,000	$2,250	$10,750
Yaron I. Eitan	—	—	52,000	—	$2,000	$—
Francis X. Murphy	—	—	65,000	—	$2,750	$—
Derek Dunaway	—	—	47,000	—	$1,750	$—
Mitchell Klein	—	—	47,000	—	$1,850	$—
Amit Avnet	—	—	35,000	—	$1,750	$—
Steven Morgenthal	—	—	45,000	—	$2,250	$—
Adi Raviv	—	—	55,000	—	$2,750	$—
Thomas G. Rebar	—	—	55,000	—	$2,750	$—
George Calhoun	—	—	45,000	—	$2,250	$—

(1)          Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock underlying the options as quoted on the OTC Bulletin Board on March 31, 2005 and the exercise price of the options.

DIRECTOR STOCK OPTIONS

The 2004 Directors’ Option Plan (the “2004 Director’s Plan”) authorizes 800,000 options to be granted under the plan and provides that each outside director receives an initial grant of 25,000 stock options on the date of appointment or election to the Board, or to outside directors serving at December 31, 2003. Each outside director will receive an annual grant of 10,000 stock options upon each anniversary and, if a member of the Company’s Audit Committee or Compensation Committee, will receive an additional annual grant of 5,000 options for service on each of those committees. The exercise price per share of any option granted under the 2004 Directors’ Plan shall not be less than the fair market value of such shares on the date of grant. At October 5, 2005, there were            options available for grant under the 2004 Directors’ Plan. At October 5, 2005, the Company had            options outstanding under the 2004 Directors’ Plan at a weighted average exercise price of $     per share, all of which were issued in March 2005.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

Each member of the Board who is not an officer or employee of the Company is entitled to participate in the 2004 Directors’ Plan and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside directors on a per meeting basis for attendance at Board of Director meetings. Effective December 31, 2004, the Company began paying outside directors on the Audit Committee a quarterly retainer of $2,500 for services provided to the Company. However, each outside director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements.

COMPENSATION PLANS

Employment Agreements

The Company and its President and Chief Executive Officer, Henry F. Nelson, entered into an Amended and Restated Employment Agreement dated April 1, 2003 (the “Amended Agreement”) providing for an annual salary of $350,000 and an annual bonus of 10% of operating income as reported in the Company’s annual audited financial statements, subject to adjustment, for any non-recurring items as determined by the Compensation Committee. The Company’s Compensation Committee and the Board approved the Amended Agreement. Based upon the overall financial performance of the Company, the Committee determined that no cash bonus would be granted to Mr. Nelson for the fiscal year ended March 31, 2005.

The Company has employment agreements with its other management personnel, which generally continue until terminated by the employee or the Company, and provide for severance payments for six to twelve months under certain conditions.

1997 Employee Stock Option Plan

The 1997 Equity Incentive Plan is the successor plan to the Company’s 1992 Stock Option Plan, which was terminated in 1996. The outstanding options under 1992 Stock Option Plan remain in effect according to their terms and conditions. Under the 1997 Equity Incentive Plan, the Company may grant incentive and nonqualified stock options to purchase up to an aggregate of 3,000,000 shares of Common Stock to directors, employees and consultants. Options may be granted at an exercise price of not less than 100 percent of the fair market value of the stock at the date of grant. Stock options become exercisable over varying dates as determined by the Board and expire no later than 10 years and one day from the date of the grant. At October 5, 2005, there were            options available for grant under the 1997 Equity Incentive Plan. The Company had            options outstanding under the 1997 Equity Incentive Plan at a weighted average exercise price of $     per share at October 5, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Parties

The Company has raised additional capital through the issuance of convertible debt and convertible preferred stock through various affiliated entities over the last five years. SCP is the majority shareholder of Selway and Selway Management, Inc. (“Selway Mgt.”), and five current members of the Company’s Board are affiliated with SCP and Selway. CIP Capital LP (“CIP”) is an affiliate of SCP in that Mr. Winston Churchill is a managing partner of both. CSSMK, LLC (“CSSMK”) is majority owned by Henry F. Nelson, the Company’s President and Chief Executive Officer and a director. Klein Partners I, LLC (“Klein LLC’) is majority owned by Mitchell Klein, a director of the Company.

Series A Convertible Preferred Stock

In connection with a subordinated convertible debt financing in November 2000, the Company’s Board created the Series A Convertible Preferred Stock  (“Series A Preferred”). As subsequently amended on March 31, 2003, each share of Series A Preferred is convertible, at the option of the holder, into 1.181818 shares of Common Stock, subject to adjustment as defined. The Series A Preferred contain limited anti-dilution protection and adjustment rights granted to each share. Dividends accrue on a cumulative basis at an annual floating rate equal to the prime rate plus 2.5%, payable in additional shares of Series A Preferred issued at a price of $1.30 per share, subject to adjustment as defined. The holders of Series A Preferred will also share pari passu on an as converted basis in any dividends declared on Common Stock. Each share of Series A Preferred is entitled to one vote for each share of Common Stock into which it is convertible. The Series A Preferred may be redeemed at any time after five years from the date of issuance, out of legally available funds as determined by the Company, for cash at $1.30 per share (subject to adjustment as defined) plus an amount equal to the amount of all declared but unpaid dividends if certain requirements and/or conditions are met. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of the holders of 8% Preferred Stock to be paid on a pari passu basis with the Series A Preferred, the holders of the Series A Preferred shall be entitled to an amount equal to $1.30 per share, as adjusted, for any recapitalizations, stock combinations, stock splits and the like with respect to such shares.

As part of the refinancing completed in March 2003, Selway and CIP were granted warrants, exercisable immediately, to purchase 461,538 shares of Series A Preferred stock at $1.44 per share, which would be convertible into 545,454 shares of Common Stock. A warrant to purchase 346,154 shares of Series A Preferred will expire in November 2007 and a warrant to purchase 115,384 shares of Series A Preferred will expire in January 2008. In connection with this refinancing, Selway was also issued a warrant to purchase 20,000 shares of Common Stock at $7.20 per share which expires in November 2008.

Series B Convertible Preferred Stock

The Series B Preferred is convertible on a 70:1 basis to Common Stock and provides for cumulative dividends at 1.915% of an issue price of $67.886 per share, payable monthly in cash or in additional shares of Series C Preferred at the holder’s option.

Holders of shares of Series B Preferred are entitled to vote equally with the shares of the Company’s Common Stock and not as a separate class, at any annual or special meeting of stockholders of the Company on the following basis: each holder of shares of Series B Preferred is entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series B Preferred would convert immediately after the close of business on the record date fixed for such meeting. In addition, the holders of shares of Series B Preferred are entitled, as a separate single class, to elect two members to the Board at each election of directors.

In the event of any liquidation, whether voluntary or involuntary, before any distribution or payment shall be made to any holders of any junior stock, the holders of Series B Preferred are entitled to be paid out of the assets of the Company an amount per share equal to the greater of (a) 51.6% of the Series B Preferred original issue price, which is the equivalent of 350% of the original investment, plus an amount equal to all accrued and unpaid dividends or (b) the price per share a holder of Series B Preferred would have been entitled to receive had all shares of outstanding preferred stock been converted into Common Stock immediately preceding such liquidation. The Series B Preferred provides for anti-dilution protection. All outstanding shares of Series B Preferred may be redeemed, out of legally available funds as determined by the Company, if certain requirements and/or conditions are met on March 31, 2006.

On March 31, 2003, Selway, Selway Mgt. and CIP converted $1,035,000 of subordinated convertible debentures, plus accrued interest of approximately $198,000, into 123,344 shares of Series B Preferred.

For the year ended March 31, 2005, the Company issued a total of 83,811 shares of Series C Preferred in settlement of dividends of approximately $163,000 on its Series B Preferred. For the year ended March 31, 2004, the Company paid cash dividends of approximately $163,000 to holders of its Series B Preferred.

As of October 5, 2005,            shares of Series B Preferred may be converted into            shares of the Company’s Common Stock.

Series C Convertible Preferred Stock

The Series C Preferred provides for annual cumulative dividends at 8% of the issue price of $1.9396 per share, payable semi-annually in cash or in additional shares of Series C Preferred, at the Company’s option. Series C Preferred shares are convertible on a 2:1 basis into shares of Common Stock at the option of the holder.

Holders of shares of Series C Preferred are entitled to vote equally with the shares of the Company’s Common Stock and not as a separate class, at any annual or special meeting of stockholders of the Company on the following basis: each holder of shares of Series C Preferred are entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series C Preferred would convert immediately after the close of business on the record date fixed for such meeting. In addition, the holders of shares of Series C Preferred are entitled as a separate single class to elect two members to the Board at each election of directors.

In the event of any liquidation, whether voluntary or involuntary, before any distribution or payment shall be made to any holders of any junior stock, the holders of Series C Preferred are entitled to be paid out of the assets of the Company in an amount per share equal to the greater of (a) 200% of the Series C Preferred original issue price plus an amount equal to all accrued and unpaid dividends or (b) the price per share a holder of Series C Preferred would have been entitled to receive had all shares of outstanding preferred stock been converted into Common Stock immediately preceding such liquidation. The Series C Preferred provides for anti-dilution protection. All outstanding shares of Series C Preferred may be redeemed, out of legally available funds as determined by the Company, if certain requirements and or conditions are met on September 1, 2009.

On September 5, 2003, the Company and SCP entered into a Series C Convertible Preferred Stock Purchase Agreement (“Series C Preferred Agreement”) wherein SCP agreed to purchase 1,546,711 shares of Series C Preferred for $3 million.  As a part of the investment agreement with SCP for the purchase of the Series C Preferred, the Company amended its agreements with Selway and CIP with respect to the rights associated with the Company’s Series A Preferred and Series B Preferred.

On December 31, 2003, the Company amended the Series C Preferred Agreement to include CSSMK, whereby CSSMK purchased 257,785 shares of Series C Preferred for $500,000.

On March 31, 2004, Selway and CIP, in the aggregate, converted $1,613,216 of Series A Convertible Debentures into 831,726 shares of Series C Preferred at a price of $1.9396 per share.

On September 22, 2004, the Company further amended its Series C Preferred Agreement, whereby the Company sold 180,450 shares of Series C Preferred to SCP for $350,000 and sold 51,557 shares of Series C Preferred to CSSMK for $100,000.

On January 28, 2005, the Company entered into a new Series C Convertible Preferred Stock Purchase Agreement (“New Series C Preferred Agreement”) with SCP and CSSMK under similar terms to the original agreement, whereby the Company sold 257,785 shares of Series C Preferred to SCP for $500,000 and sold 51,557 shares of Series C Preferred to CSSMK for $100,000. Pursuant to the agreement, SCP, or at the discretion of SCP, CIP, agreed to purchase a minimum of 77,336 additional shares of Series C Preferred for $150,000, on or before April 15, 2005 (the “Second Closing”). In addition, SCP could, at its sole discretion, expand the number of shares to be purchased at the Second Closing to a maximum of 128,893 shares of Series C Preferred for $250,000. SCP elected to purchase 128,893 shares of Series C Preferred for $250,000 on April 15, 2005.

On February 23, 2005, the Company amended the New Series C Preferred Agreement to include Klein LLC, whereby Klein LLC purchased 128,892 shares of Series C Preferred for $250,000.

For the year ended March 31, 2005, the Company issued a total of 83,811 shares of Series C Preferred in settlement of dividends of approximately $163,000 on its Series B Preferred.

The Company issued 228,658 and 46,993, shares of Series C Preferred in settlement of dividends on its Series C Preferred for the years ended March 31, 2005 and 2004, respectively. The Company has accrued additional dividends of approximately $47,000 and $24,000 associated with its Series C Preferred at March 31, 2005 and 2004, respectively. Accrued dividends are included under the caption of accrued expenses as of March 31, 2005 in the accompanying consolidated financial statements.

As of October 5, 2005, the Company has issued            shares of Series C Preferred, which is convertible into            shares of the Company’s Common Stock.

In connection with the purchases of Series C Preferred by CSSMK and Klein LLC, CSSMK and Klein LLC entered into a Stockholders Agreement with SCP, wherein the transfer and assignment of the Series C Preferred is restricted pursuant to the terms of the Stockholders Agreement and SCP is granted rights of first refusal and certain voting rights. CSSMK and Klein LLC may be deemed affiliates of SCP as a result of the agreement entered into by and among CSSMK, Klein LLC and SCP whereby CSSMK and Klein LLC agree to vote in accordance with SCP on certain matters as stated in the agreement.

10% Convertible Promissory Note

On June 16, 2005, the Company issued a 10% Convertible Promissory Note (the “Note”) to SCP. The Note was issued in the amount of $750,000, and is payable on demand at any time. Pursuant to the terms of the Note, the Note is convertible upon demand into up to 386,678 shares of the Company’s Series C Preferred or other equity securities of the Company. The Note may be pre-paid by the Company at any time without penalty.

Unless converted into securities, the Note must be prepaid by the Company in cash upon the occurrence of any (i) merger or consolidation of the Company with or into any other corporation or other entity or person (other than a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least ninety percent (90%) of the voting power of the surviving or acquiring corporation), (ii) sale or pledge of all or substantially all the assets of the Company, or (iii) transaction or series of transactions in which more than fifty percent (50%) of the voting power of the capital stock of the Company is disposed of to a single person or group of affiliated persons.

Other Related Party Transactions

On September 5, 2003, the Company acquired certain assets and assumed certain liabilities of WebWare from Diablo Management Group, as assignee for the benefit of creditors of WebWare, of which SCP was a significant shareholder. The total purchase price was $1.3 million, of which the Company paid $500,000 in cash and issued 716,204 shares of its Common Stock valued at $800,000.

The Company incurred interest expense on its convertible debt held by Selway and CIP during the fiscal year ended March 31, 2004 of approximately $171,000. The Company made principal and interest payments on the convertible debt totaling  $576,000 during the fiscal year ended March 31, 2004.

On August 25, 2005, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), pursuant to which SVB agreed to provide the Company with a $1.5 million secured line of credit. The Company’s obligations that arise in connection with the Loan Agreement are guaranteed by SCP. In consideration for SCP’s guaranty, the Company issued a Series C Convertible Preferred Stock Purchase Warrant (the “Warrant”) to SCP to purchase 232,007 shares of Series C Preferred at a purchase price per share of $1.9396. The number of shares of Series C Preferred issuable upon exercise of the Warrant and the purchase price per share are subject to adjustment as set forth in the Warrant. The Warrant may be exercised in full or in part at any time by SCP until the Warrant expires in August 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October   , 2005, certain information with respect to (1) any person who is known to the Company to be a beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock; (2) beneficial ownership of shares of the Company’s Common Stock by each director and executive officer; and (3) beneficial ownership of shares of the Company’s Common Stock by all directors and executive officers as a group.

Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

Name of Beneficial Owner	Shares of Common Stock	Options/ Other		Total Beneficial Ownership	% of Common Stock Outstanding(1)
Selway Partners, LLC	106,889	8,347,227	(2)(3)(4)	8,454,116	59.00%
52 Forest Avenue
Paramus, NJ 07652
CIP Capital LP	42,002	2,835,557	(2)(5)(6)	2,877,559	32.60%
1200 Liberty Park Drive
Building 300
Wayne, PA 19087
SCP Private Equity Partners II, LP	716,213	15,925,411	(7)(8)(9)	16,641,624	76.40%
1200 Liberty Park Drive
Building 300
Wayne, PA 19087
Henry F. Nelson	—	1,429,484	(10)(11)	1,429,484	19.30%
David L. Fitzgerald	—	45,000	(11)	45,000	*
Yaron I. Eitan	—	16,693,624	(11)(12)	16,693,624	76.50%
Francis X. Murphy	—	65,000	(11)	65,000	1.10%
Derek Dunaway	—	8,501,116	(8)(11)	8,500,116	59.10%
Mitchell Klein	274,686	495,981	(11)(13)(14)	770,667	12.20%
Amit Avnet	—	8,489,116	(8) (11)	8,489,116	59.00%
Steven Morgenthal	—	8,499,116	(8)(11)	8,499,116	58.60%
Adi Raviv	—	55,000	(11)	55,000	*
George Calhoun	2,567	45,000	(11)	47,567	*
Thomas Rebar	—	16,696,624	(11)(12)	16,696,624	76.50%
All current directors and executive officers as a group	277,253	19,011,089	(10)(11)(12)	19,288,342	81.6%
			(13)(14)

*                    Less than 1%.

(1)          Computed on the basis of 5,992,287 shares of Common Stock outstanding, plus, in the case of any person deemed to own shares of Common Stock as a result of owning options, warrants, or rights to purchase Common Stock exercisable within 60 days of the date set forth above, Series A Preferred (convertible on a 1:1.181818 ratio), Series B Preferred (convertible on a 1:70 ratio) or Series C Preferred (convertible on a 1:2 ratio), the additional shares of Common Stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

(2)          Includes 272,727 shares of Common Stock currently issuable upon exercise of preferred stock warrants followed by conversion into Common Stock.

(3)          Includes 1,068,480 shares of Common Stock that would be issuable upon the conversion of 534,240 shares of Series C Preferred.

(4)          Includes 7,006,020 shares of Common Stock that would be issuable upon the conversion of 100,086 shares of Series B Preferred.

(5)          Includes 934,770 shares of Common Stock that would be issuable upon the conversion of 467,385 shares of Series C Preferred.

(6)          Includes 1,628,060 shares of Common Stock that would be issuable upon the conversion of 23,258 shares of Series B Preferred.

(7)          Includes 4,593,736 shares of Common Stock that would be issuable upon the conversion of 2,296,868 shares of Series C Preferred.

(8)          Includes 8,454,116 shares of Common Stock deemed to be beneficially owned by Selway with which SCP, Mr. Dunaway, Mr. Avnet and Mr. Morgenthal are affiliated.

(9)          Includes 2,877,559 shares of Common Stock deemed to be beneficially owned by CIP Capital LP with which SCP is affiliated.

(10)   Includes 776,428 shares of Common Stock that would be issuable upon the conversion of 388,214 shares of Series C Preferred.

(11)   Includes the number of shares of Common Stock currently issuable upon exercise of stock options held by the following persons: Mr. Nelson—653,056 shares, Mr. Fitzgerald—45,000 shares, Mr. Eitan—52,000 shares, Mr. Murphy—65,000 shares, Mr. Dunaway—47,000 shares, Mr. Klein—47,000 shares, Mr. Avnet—35,000 shares, Mr. Morgenthal—45,000 shares, Mr. Raviv—55,000 shares, Mr. Calhoun—45,000, Mr. Rebar—55,000 shares and all current officers and directors as a group—1,144,056 shares.

(12)   Includes 16,641,624 shares of Common Stock deemed to be beneficially owned by SCP with which Mr. Eitan and Mr. Rebar are affiliated. All current officers and directors as a group also include the shares attributable to SCP.

(13)   Includes 258,014 shares of Common Stock that would be issuable upon the conversion of 129,007 shares of Series C Preferred.

(14)   Includes 190,967 shares of Common Stock deemed to be beneficially owned by the Revocable Trust of Celia Klein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directors, certain officers and persons who are beneficial owners of more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose any failure to file by those dates. Based upon (1) the copies of Section 16(a) reports that the Company received from directors, certain officers and persons who are beneficial owners of more than ten percent of the Company’s Common Stock for each such person’s transactions for the fiscal year ended March 31, 2005 with respect to the Company, and (2) written representations received from each such person indicating that no Form 5 report is required to be filed for such person for the fiscal year ended March 31, 2005, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to all such persons for the fiscal year ended March 31, 2005.

COMMON STOCK PERFORMANCE GRAPH

As part of the executive compensation information presented in this Proxy Statement, the SEC requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart below reflects the NASDAQ index for a five-year period.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.”  This means that the Company is referring you to information previously filed with the SEC, so the information should be  considered as part of the filing you are reading. Based on SEC regulations, the preceding Report of the Audit Committee and the Common Stock Performance Graph specifically are not incorporated by reference into any other filings with the SEC.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board has selected Miller, Ellin & Company, LLP (“Miller”), as the Company’s independent auditors for the fiscal year ending March 31, 2006. Miller served as the Company’s principal independent auditors for the fiscal year ended March 31, 2005. Representatives of Miller are expected to be present at the Annual Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

RESIGNATION OF GOLDSTEIN & MORRIS, PC

On October 20, 2004, Goldstein & Morris, PC (“Goldstein”) informed the Company that they were resigning as the Company’s independent auditors. Prior to October 20, 2004, Goldstein had not previously advised the Company’s management or the Audit Committee of their intention to resign their engagement as the Company’s independent auditors. The resignation was not sought or recommended by the Audit Committee of the Board. The reports of Goldstein on the Company’s consolidated financial statements for the years ended March 31, 2003 and 2004 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with Goldstein’s audits of the Company’s consolidated financial statements for the years ended March 31, 2003 and 2004, and through the subsequent interim periods, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Goldstein, would have caused them to make reference thereto in connection with their report. On November 22, 2004, the Audit Committee engaged Miller as the Company’s new independent auditors for the year ended March 31, 2005.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The following summarizes the fees paid to Miller for the year ended March 31, 2005 and to Goldstein, the Company’s former independent auditors, for the year ended March 31, 2004:

	2005	2004
Audit fees	$96,966	$85,392
Audit-related fees	—	37,911
Tax fees	28,035	8,325
All other fees	—	—
Total Fees	$125,001	$131,628

Tax fees for the fiscal years ended March 31, 2004 and 2005 are primarily attributable to tax compliance activities. Audit-related fees for the fiscal year ended March 31, 2004 primarily include fees associated with the audit of WebWare Corporation, from whom certain assets were acquired by the Company.

The Company’s Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of, the independent auditor in accordance with SEC policies regarding auditor independence. It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services to be provided by the independent auditor in advance of performance, including the fees and terms thereof. The Audit Committee meets with the independent auditor and management on an annual basis, at a minimum, to review the plans and scope of the audit as well as the proposed fees of the independent auditor. Since May 6, 2003, the date when SEC rules relating to approval of services by independent auditors became effective, all services for which the Company engaged the independent auditors were pre-approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF MILLER, ELLIN & COMPANY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2006. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THIS PROPOSAL. IF THE APPOINTMENT IS NOT SO RATIFIED, THE BOARD WILL CONSIDER SELECTING OTHER INDEPENDENT AUDITORS.

PROPOSAL 3
ADOPTION OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF THE COMPANY

The Board has approved and adopted, subject to stockholder approval, the Amended and Restated Certificate of Incorporation of the Company (the “Amended Charter”), and has directed that the Amended Charter be considered by the stockholders at the Annual Meeting. The  Amended Charter (a) decreases the number of authorized shares of Common Stock from 185,000,000 to 50,000,000,

(b) decreases the number of designated shares of Series A Preferred from 1,668,274 to 500,000, (c) decreases the number of designated shares of Series B Preferred from 2,317,040 to 200,000, (d) decreases the number of designated shares of Series C Preferred from 6,014,686 to 6,000,000 and (e) leaves 3,300,000 shares undesignated. The Amended Charter also restates and integrates into a single instrument all provisions of the Company’s Certificate of Incorporation, as amended, that are currently in effect (the “Current Charter”) and makes non-material, conforming changes.

The Company’s Charter currently authorizes the issuance of up to 185,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 1,668,274 shares are designated as Series A Preferred, 2,317,040 shares are designated as Series B Preferred and 6,014,686 shares are designated as Series C Preferred. As of October 5, 2005, the Company had (a)            shares of Common Stock issued and outstanding, (b)            shares of Series A Preferred exercisable pursuant to warrants, (c)            shares of Series B Preferred issued and outstanding, (d)            shares of Series C Preferred issued and outstanding and (e)            shares of Series C Preferred exercisable pursuant to warrants. In addition, as of such date, there were shares of Common Stock reserved for issuance upon exercise of currently outstanding options and warrants.

The Board believes that the reduction of the number of authorized shares of Common Stock and the number of shares designated as Series A Preferred, Series B Preferred and Series C Preferred will reduce the financial and tax burdens resulting from such authorized shares and such designated shares while keeping a reasonable number of shares available for future financing transactions, stock issuances and other appropriate corporate opportunities and purposes. No such transactions are presently proposed or anticipated at this time. The reduction in the number of such authorized shares and such designated shares will not affect, in any way, the rights of the Company’s stockholders or the validity of the currently outstanding stock certificates, and will not require any holders of Common Stock or Preferred Stock to surrender or exchange any stock certificates that they currently hold.

The Amended Charter restates and integrates into a single instrument all provisions of the Company’s Current Charter and makes non-material, conforming changes. The Amended Charter also sets forth the voting, dividend and liquidation rights of the holders of Common Stock in respect of the holders of the Preferred Stock and includes a provision with respect to blank check preferred stock. The Board believes it is expedient to seek stockholder approval of the form of Amended Charter because stockholder approval is already required to decrease the number of authorized shares of Common Stock and the number of shares designated as Series A Preferred,  Series B Preferred and Series C Preferred.

The full text of the form of Amended Charter, as it is proposed to be adopted, is attached to this Proxy Statement as Appendix B. If the Amended Charter is adopted, it will become effective upon filing by the Company of an appropriate certificate with the Secretary of State of the State of Delaware. The text of the Company’s Current Charter may be obtained upon written request directed to the Company’s Secretary at the Company’s principal office set forth on the Notice accompanying this Proxy Statement. The documents comprising the Current Charter have also been filed as exhibits to the Company’s filings with the SEC, as listed in Item 13 in the Company’s Annual Report, and are accessible at www.sec.gov.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THIS PROPOSAL.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders may participate in the practice of “householding” proxy statements and annual reports. This means that, unless stockholders give contrary instructions, only one copy of this Proxy Statement or the Annual Report may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of either document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: ClearStory Systems, Inc., One Research Drive, Suite 200B, Westborough, Massachusetts 01581, Attn: Chief Financial Officer, telephone (508) 870-4000. Any stockholder who wants to receive separate copies of this Proxy Statement or the Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker or other record holder, or such stockholder may contact the Company at the above address or telephone number.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

SEC rules and regulations require that any proposal by a stockholder must be received by the Company for consideration at the 2006 Annual Meeting of Stockholders no later than July 20, 2006 if any such proposal is to be eligible for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders. Under SEC rules, the Company is not required to include stockholder proposals in the proxy materials unless certain other conditions specified in such rules are met.

Stockholder nominations for election to the Board at the 2006 Annual Meeting of Stockholders must be submitted to the principal executive offices of the Company by no later than October 18, 2006 (unless the notice for the 2006 Annual Meeting of Stockholders is sent later than October 18, 2006) and must meet the requirements of the Company’s By-laws (set forth below) and of the SEC.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than thirty (30) days prior to the 2006 Annual Meeting; provided, however, that in the event that less than thirty (30) days notice of the date of such meeting is given to stockholders, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which the notice of the date of such meeting was mailed. A stockholder’s notice must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to the Exchange Act, and (b) as to the stockholder giving notice (1) the name and address, as they appear on the Company’s books, of such stockholder, and (2) the class and number of shares of the Company which are beneficially owned by such stockholder. The presiding officer at the 2006 Annual Meeting will, if the facts warrant, determine and declare that a nomination was not made in accordance with the procedures prescribed by the Company’s By-laws, and if the presiding officer determines that a nomination is defective, he will declare so to the meeting and the defective nomination will be disregarded.

OTHER MATTERS

The meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by the stockholders at the Meeting other than the matters described in the Notice. However, the enclosed proxy card confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Dated October 12, 2005	BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
Yaron I. Eitan
Chairman of the Board

APPENDIX A

APPENDIX A

CLEARSTORY SYSTEMS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.   PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by ClearStory Systems, Inc. (the “Company”) to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•       Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•       Review and appraise the audit efforts of the Company’s independent accountants and internal financial personnel; and

•       Provide an open avenue of communication among the financial and senior management, internal financial personnel, independent accountants and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

The Audit Committee shall be comprised of two or more directors1 as determined by the Board, a majority of whom shall be “independent” as defined. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.   MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Chief Financial Officer and the independent accountants in separate sessions to discuss any matters that the Audit Committee or each of these groups believe should be

1.                 So long as the Company qualifies as a small business filer under SEC rules, it is exempt from the Nasdaq Audit Committee—Structure and Membership requirements which, among other things, include a requirement of three committee members, all of whom shall be “independent”.

discussed privately. In addition, the Audit Committee or at least its Chair should meet with management and the independent accountants quarterly to review the Company’s financials consistent with IV.4. below.

IV.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.                Review and update this Charter periodically, at least annually, as conditions dictate.

2.                Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.                Review with financial management and the independent accountants the Company’s 10-QSB prior to its filing or prior to the release of earnings.

4.                Provide in the Company’s Proxy Statement (filed after December 15, 2000) a report from the Audit Committee that discloses whether the Audit Committee has reviewed and discussed certain matters with management and the auditors, and whether it recommends to the Board that the audited Financial Statements be included in the Company’s Annual Report on 10-KSB.

Independent Accountants

5.                Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. The Audit Committee is responsible for receiving from the independent accountants a written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the auditor.

6.                Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.                Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

8.                In consultation with the independent accountants and the Chief Financial Officer, review the integrity of the Company’s financial reporting processes both internal and external.

9.                Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

10.         Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

11.         Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the Chief Financial Officer regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

12.         Following completion of the annual audit, review separately with each of management, the independent accountants and the Chief Financial Officer any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.         Review any significant disagreement among management and the independent accountants or the Chief Financial Officer in connection with the preparation of the financial statements.

14.         Review with management, the Chief Financial Officer and the independent accountants the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Legal Compliance

15.         Review activities, organizational structure, and qualifications of the Company’s financial staff.

16.         Review and concur in the appointment, replacement, reassignment or dismissal of the Company’s Chief Financial Officer.

17.         Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

18.         Review, with the Company’s outside counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.         The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

20.         Perform any other activities consistent with the Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

APPENDIX B

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CLEARSTORY SYSTEMS, INC.

ClearStory Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.     The name of the Corporation is ClearStory Systems, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 1989 under the name IMTECH Optical Systems, Inc.

2.     This Amended and Restated Certificate of Incorporation has been duly adopted by unanimous written consent of the Board of Directors (the “Board”) and duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3.     This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation, and the text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

FIRST:   The name of the Corporation is ClearStory Systems, Inc.

SECOND:   The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:   The nature of the business and purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which 500,000 shares shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 200,000 shares shall be designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 6,000,000 shares shall be designated “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and 3,300,000 shares shall be undesignated.

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

1.    General.   The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any outstanding Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

2.    Voting.   The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and any written actions in lieu of a meeting). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.    Dividends.   Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.    Liquidation.   Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting classes unless expressly provided.

Authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.   SERIES A, SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK.

The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the “Preferred Stock”. The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.     Dividend Rights.

a.      Dividends.   The holders of the Preferred Stock shall be entitled to receive dividends in the manner as follows:

(1)   Series A Preferred Stock.   The holders of Series A Preferred Stock, in preference to the holders of the Common Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the General Corporation Law of the State of Delaware), at an annual floating rate equal to the Prime Rate of interest (as reflected in the Money Rates Table Eastern Edition of the Wall Street Journal) plus 2.5% of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable at the end of each fiscal quarter of the Corporation in shares of Series A Preferred Stock (valued at the Series A Original Issue Price, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The original issue price of the Series A Preferred Stock shall be $1.30 (the “Series A Original Issue Price”).

(2)   Series B Preferred Stock.   The holders of Series B Preferred Stock, in preference to the holders of the Common Stock and the Series A Preferred Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the General Corporation Law of the State of Delaware), at the rate of 1.915% of the Series B Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable monthly, and, at the option of the holders of the Series B Preferred Stock, shall be payable either (a) in cash or (b) in shares of Series C Preferred Stock (valued at the Series C Original Issue Price (as defined below), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Shares of Series C Preferred Stock issued in lieu of the cash dividend are sometimes referred to as “PIK Shares”. Upon any conversion of the Series B Preferred Stock, all accrued but unpaid dividends on the Series B Preferred Stock shall be paid immediately prior to such shares being surrendered for conversion. If the holders of the Series B Preferred Stock request a cash dividend, but the Corporation cannot declare or pay cash dividends due to a lack of available surplus or insufficient net profits for the fiscal year in which the dividend is to be paid and/or the preceding fiscal year, then the holders of the Series B Preferred Stock may elect to receive (a) PIK Shares in lieu of the cash dividend or (b) all undeclared and unpaid dividends that accrue until such time as the Corporation determines that it has sufficient funds to declare and pay the dividends. The original issue price of the Series B Preferred Stock shall be $67.886 (the “Series B Original Issue Price”).

(3)   Series C Preferred Stock.   The holders of Series C Preferred Stock, in preference to the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the General Corporation Law of the State of Delaware), at the rate of 8% of the Series C Original Issue Price (as defined below) per annum on each outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable semi-annually on September 1 and March l of each year, and, at the option of the Corporation shall be payable either (a) in cash or (b) in shares of Series C Preferred Stock (valued at the Series C Original Issue Price, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Shares of Series C Preferred Stock issued in lieu of the cash dividend are sometimes referred to as “PIK Shares”. Upon any conversion of the Series C Preferred Stock, all accrued but unpaid dividends on the Series C Preferred Stock shall be paid immediately prior to such shares being surrendered for conversion. The original issue price of the Series C Preferred Stock shall be $1.9396 (the “Series C Original Issue Price”).

b.     Consent of Series C Preferred Stock Holders.   So long as any shares of Series C Preferred Stock shall be outstanding, without the prior written consent of the holders of a majority of the then issued and outstanding shares of Series C Preferred Stock, until all dividends (set forth in subsection a above) on the Series C Preferred Stock shall have been paid or declared and set apart:

(1)   no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, to any holder of Common Stock, Series A Preferred Stock or Series B Preferred Stock; provided, however, that no consent of the holders of the Series C Preferred Stock shall be required prior to the payment of any cash dividend requested by the holders of the Series B Preferred Stock pursuant to subsection a.(2) above; and

(2)   no shares of any Common Stock, Series A Preferred Stock or any Series B Preferred Stock shall be purchased, redeemed, or otherwise acquired for value by the Corporation.

c.      Common Stock Dividends.   In addition to the dividends set forth in subsections a.(1), (2) and (3) above, each holder of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of the Corporation, out of the assets of the Corporation legally available therefore (as defined by the General Corporation Law of the State of Delaware), dividends and distributions on parity and pro rata with the holders of the Common Stock calculated based on the number of shares as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, are convertible pursuant to subsection 4 below immediately after the close of business on the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or distribution.

2.     Voting Rights.

a.      General Rights.   Except as otherwise provided herein or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters, and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could be converted pursuant to the provisions of subsection 4 below at the record date for the determination of stockholders entitled to vote on such matter, or if no such record date is established, on the date of the meeting that such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided by law, by the terms of this Amended and Restated Certificate of Incorporation or by the provisions establishing any other series of Preferred Stock, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

b.     Separate Vote of Series C Preferred Stock.   In addition to any other vote or consent required herein or by law, the vote of the holders of a majority of the outstanding Series C Preferred Stock shall be necessary for effecting or validating the following actions:

(1)   any authorization or issuance of any other capital stock having any rights, preferences or privileges senior to or pari passu with the Series C Preferred Stock;

(2)   any amendment, alteration, waiver or repeal of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation that alters, changes or adversely affects the voting rights or other powers, preferences or other special rights or privileges, or restrictions of the Series C Preferred Stock;

(3)   any increase or decrease in the number of authorized or outstanding shares of Series C Preferred Stock;

(4)   any reclassification or recapitalization of any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or pari passu with the Series C Preferred Stock, or otherwise effecting any change to the rights, preferences and privileges of the Series C Preferred Stock, or any other class or series of capital stock of the Corporation which would adversely affect the Series C Preferred Stock;

(5)   any increase or decrease in the number of directors constituting the entire Board;

(6)   any redemption, purchase or other acquisition by the Corporation, either direct or indirect, of any Common Stock, Series A Preferred Stock or Series B Preferred Stock;

(7)   any transaction with any party related to or affiliated with the Corporation, including but not limited to, any transaction that would result in the repayment of a stockholder loan;

(8)   any action that would permit any subsidiary or affiliate of the Corporation to sell or issue shares of capital stock to any party other than the Corporation;

(9)   any action that would increase the number of shares of capital stock available for issuance by the Corporation (a) to employees, consultants or other third parties; or (b) in connection with acquisitions; or

(10) any action that would result in the Corporation incurring or assuming more than $3,000,000 of indebtedness in the aggregate.

c.      Board of Directors.   Notwithstanding subsections a and b above or any provision to the contrary contained herein, (1) the holders of the Series C Preferred Stock shall be entitled, voting together as a separate single class, to elect two (2) members of the Board at each election of directors, to be designated by SCP Private Equity Partners II, L.P., a Delaware limited partnership (“SCP”), so long as SCP holds any shares of Series C Preferred Stock; (2) the holders of the Series B Preferred Stock shall be entitled, voting together as a separate single class, to elect two (2) members of the Board at each election of directors, to be designated by a representative determined by a majority of the holders of the Series B Preferred Stock (the “Series B Representative”); and (3) the holders of the Series A Preferred Stock shall be entitled, voting together as a separate single class, to elect three (3) members of the Board at each election of directors, to be designated by a representative determined by a majority of the holders of the Series A Preferred Stock (the “Series A Representative” and together with SCP and the Series B Representative, the “Representatives”). Each of the Representatives shall notify the Corporation in writing of the identities of its designees for election to the Board, which notice shall be conclusive evidence of the consent of such designees to serve as directors of the Corporation. In the event that any Representative fails to provide such notice, the designees currently serving on the Board shall be deemed to be such Representative’s applicable designees. If none of the Representatives has designees serving (or otherwise designated to serve in the event of the designee’s resignation, death, removal or inability to serve, as provided in the last sentence of this subsection) on the Board, then the Board shall be entitled to make the nomination for each such Representative for which such notice was required. In the event SCP fails to hold any Series C Preferred Stock, the holders of Series C Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP. In the event of any vacancy arising by reason of the resignation, death or removal of a designee of a Representative (which may include a removal by the holders of the applicable series of Preferred Stock, with or without cause, or at the written request of such Representative) or any designee’s inability to serve, then such Representative shall notify the Corporation of its choice to fill such vacancy, and the Board shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation’s stockholders for the election of directors. The class voting rights granted to the holders of the Preferred Stock pursuant to this subsection c shall be in addition to, and not in lieu of, the voting rights granted to such holders under subsections a and b above. Accordingly, the holders of the Preferred Stock shall be entitled to vote together with the holders of shares of the Common Stock as a single class with respect to the election of those directors for which the holders of the Preferred Stock do not have class voting rights.

3.     Liquidation Rights.

a.      Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, by reason of their ownership thereto, an amount equal to (1) in the case of the Series A Preferred Stock, the greater of (a) the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series A Preferred Stock held by each such holder or (b) the price per share a holder of Series A Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock (including the Series C Preferred Stock) been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (1)(a) or (1)(b) being referred to herein as the “Series A Liquidation Amount”); (2) in the case of the Series B Preferred Stock, the greater of (a) 51.6% of the Series B Original issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series B Preferred Stock held by each such holder or (b) the price per share a holder of Series B Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock (including the Series B Preferred Stock) been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (2)(a) or (2)(b) being referred to herein as the “Series B Liquidation Amount”); and (3) in the case of the Series C Preferred Stock, the greater of (a) 200% of the Series C Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series C Preferred Stock held by each such holder or (2) the price per share a holder of Series C Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock (including the Series C Preferred Stock) been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (3)(a) or (3)(b) being referred to herein as the “Series C Liquidation Amount”). If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment of the Series A Liquidation Amount, Series B Liquidation Amount and the Series C Liquidation Amount, then such assets shall be distributed first among the holders of Series C Preferred Stock at the time outstanding, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series C Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled), then to the holders of the Series B Preferred Stock at the time outstanding, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series B Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled) and finally to the holders of the Series A Preferred Stock, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series A Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled).

b.     Deemed Liquidation.   The following events shall be considered a liquidation under this subsection b, unless the holders of the Series C Preferred Stock, by majority vote or written consent, deem such events not to be a liquidation:

(1)   any consolidation or merger of the Corporation with or into any other corporation or other entity or person (or any other corporate reorganization), resulting in the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, owning less than 50% of the Corporation’s voting power immediately after such consolidation, merger or reorganization; or any transaction or series of related transactions to which the Corporation is a party in which an excess of 50% of the Corporation’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation (an “Acquisition”);

(2)   any transaction or a series of related transactions, other than transactions involving a holder of Preferred Stock, in which a majority of the voting power is transferred to a third party (or group of affiliated third parties) who were not previously stockholders of the Corporation; or

(3)   any sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”).

c.      Non-Cash Consideration.   In the event that any of the transactions set forth in subparagraph b above occurs, if the consideration received by the Corporation is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:

(1)   Securities not subject to restrictions on free marketability covered by subparagraph (2) below:

(a)    If traded on a securities exchange or through the Nasdaq National Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing of the transaction;

(b)   If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of the transaction; and

(c)    If there is no active public market, the value shall be deemed to be the fair market value thereof, as determined in good faith by the Board.

(2)   The method of valuation of securities subject to restrictions and free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value as determined above in subsections (1)(a), (b) or (c) above to reflect the approximate fair market value thereof, as determined in good faith by the Board.

d.     Notice.   Written notice of any such liquidation, dissolution or winding up (or deemed liquidation, dissolution or winding up) of the Corporation within the meaning of this subsection 3, which states the payment date, the place where said payments shall be made and the date on which conversion rights as set forth herein terminate as to such shares (which shall be not less than ten (10) days after the date of such notice) shall be given by first class mail, postage prepaid, or by telecopy or facsimile, not less than twenty (20) days prior to the payment date stated therein, to the then holders of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Such notice shall be addressed to each such holder at its address as shown on the records of the Corporation.

4.     Conversion.   The holders of the Preferred Stock shall have the conversion rights as follows:

a.      Optional Conversion.   Subject to and in compliance with the provisions of this subsection 4, any shares of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be as follows: (1) for holders of Series A Preferred Stock, the number of shares equal to the product obtained by multiplying the “Series A Conversion Rate” then in effect (determined as provided in subsection b.(1) below) by the number of shares of Series A Preferred Stock being converted; (2) for holders of Series B Preferred Stock, the number of shares equal to the product obtained by multiplying the “Series B Conversion Rate” then in effect (determined as provided in subsection b.(2) below) by the number of shares of Series B Preferred Stock being converted; (3) for holders of Series C Preferred Stock, the number of shares equal to the product obtained by multiplying the “Series C Conversion Rate” then in effect (determined as provided in subsection b.(3) below) by the number of Shares of Series C Preferred Stock being converted.

b.     Preferred Stock Conversion Rate.   The conversion rate in effect at any time for conversion of the Preferred Stock is as follows:

(1)   Series A Preferred Stock.   In the case of the Series A Preferred Stock, the conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Series A Conversion Rate”) shall be the quotient obtained by dividing the Series A Original Issue Price by the “Series A Conversion Price,” as calculated in subsection c.(1) below.

(2)   Series B Preferred Stock.   In the case of the Series B Preferred Stock, the conversion rate in effect at any time for conversion of the Series B Preferred Stock (the “Series B Conversion Rate”) shall be the quotient obtained by dividing the Series B Original Issue Price by the “Series B Conversion Price,” as calculated in subsection c.(2) below.

(3)   Series C Preferred Stock.   In the case of the Series C Preferred Stock, the conversion rate in effect at any time for conversion of the Series C Preferred Stock (the “Series C Conversion Price”) shall be the quotient obtained by dividing the Series C Original Issue Price by the “Series C Conversion Price” as calculated in subsection c.(2) below.

c.      Preferred Stock Conversion Price.   The conversion price for the Preferred Stock is as follows:

(1)   Series A Preferred Stock.   The conversion price for the Series A Preferred Stock shall initially be $0.11 (the “Series A Conversion Price”). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this subsection 4. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

(2)   Series B Preferred Stock.   The conversion price for the Series B Preferred Stock shall initially be $.096980 (the “Series B Conversion Price”). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this subsection 4. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted.

(3)   Series C Preferred Stock.   The conversion price for the Series C Preferred Stock shall initially be $.096980 (the “Series C Conversion Price”). Such initial Series C Conversion Price shall be adjusted from time to time in accordance with this subsection 4. All references to the Series C Conversion Price herein shall mean the Series C Conversion Price as so adjusted.

d.     Mechanics of Conversion.   Each holder of Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this subsection 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or at any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

e.      Adjustment Upon Common Stock Event.   Upon the happening of a Common Stock Event (as hereinafter defined) at any time or from time to time after the date that the first share of Series C Preferred Stock is issued (the “Original Issue Date”), the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, in effect immediately prior to such Common Stock Event by a fraction, (1) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (2) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable. The applicable conversion prices of each of the series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this subsection 4, the term “Common Stock Event” shall mean (1) the issue by the Corporation of additional shaves of Common Stock as a dividend or other distribution on outstanding Common Stock, (2) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or (3) a combination or consolidation, by reclassification or otherwise, of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

f.      Adjustment for Other Dividends and Distributions.   If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock (or fixes a record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution) payable in securities of the Corporation or any of its subsidiaries, then in each such event a provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection 4 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

g.      Adjustment for Reclassification, Exchange and Substitution.   If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in subsection 3 above or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this subsection 4), then each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

h.     Adjustment for Reorganizations, Mergers or Consolidations.   If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in subsection 3 above or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this subsection 4), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection 4 with respect to the rights of the holders of Preferred Stock after the capital reorganization to the extent that the provisions of this subsection 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

i.      Sale of Shares Below Preferred Conversion Price.

(1)   If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection i to have issued or sold, Additional Shares of Common Stock (as defined in subsection (2)(a) below), other than (a) as a dividend or distribution on the Preferred Stock, (b) in connection with a Common Stock Event as provided in subsection e above, (c) as a dividend or other distribution on any class of stock as provided in subsection f above, and (d) a subdivision or combination of shares of Common Stock as provided in subsection g above, for an Effective Price (as defined in subsection (2)(d) below) less than the then effective Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, then and in each such case the then existing Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price paid per share for such Additional Shares of Common Stock.

(2)   For the purpose of making any adjustment required under this subsection i:

(a)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to this subsection 4, deemed to be issued) by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than: (A) upon conversion of shares of Preferred Stock and (B) shares of Common Stock issued or issuable by the Corporation or any subsidiary to employees, officers, directors or consultants pursuant to stock option plans that are approved by the Board (“Incentive Stock”), provided that the number of shares of Incentive Stock does not exceed an aggregate of 30,000,000 shares (as adjusted for any stock dividends, combinations, splits or similar events) regardless of whether issued by the Corporation prior to the date hereof.

(b)   The “Aggregate Consideration Received” by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (i) (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property at the time of such issue as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options or (ii) be considered zero, if no consideration is received by the Corporation;

(c)    “Convertible Securities” shall mean any evidence of indebtedness, stock or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock;

(d)   The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation by the provisions of subsection (a) above, into the

Aggregate Consideration Received, or deemed to have been received by the Corporation by the provisions of this subsection (d), for such issue or sale of such Additional Shares of Common Stock; and

(e)    “Rights or Options” shall mean warrants, options or other rights to purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(3)   For the purpose of making any adjustment to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price required under this subsection i, if the Corporation issues or sells any Rights or Options or Convertible Securities (or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Rights or Options or Convertible Securities), then the Corporation shall be deemed (a) to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise of such Rights or Options or conversion or exchange of such Convertible Securities upon their issuance (or, in the case such a record date shall have been fixed, as of the close of business on such record date) and (b) to have received, as the Aggregate Consideration Received for the deemed issuance of such additional shares of Common Stock, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum total amount of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options (including, with respect to Rights or Options for Convertible Securities, the minimum aggregate amount of consideration payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Rights or Options) upon the conversion or exchange of such underlying Convertible Securities), plus, in the case of Convertible Securities, the minimum total amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(a)    if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(b)   if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is reduced or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is increased over time or upon the occurrence or non-occurrence of specified events, other than by reason of antidilution or similar protective adjustments, then the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase, as the case may be (provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively); and

(c)    if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently increased or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently decreased, then the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease, as the case may be, (provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion

Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, and further provided that no readjustment pursuant to this subsection (c) shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, or (ii) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date).

(4)   No further adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series A Conversion Price, Series B Conversion Price or Series C  Conversion Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall be readjusted to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price which would have been in effect had an adjustment been made on the basis that (a) the only Additional Shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities and (b) the consideration received with respect to Additional Shares of Common Stock was the consideration actually received by the Corporation upon such exercise of such Rights or Options, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock. In the case of any Rights or Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price; Series B Conversion Price or Series C Conversion Price shall be made (except as to shares of Preferred Stock converted in such period) until the expiration or exercise of all such Rights or Options, whereupon such adjustment shall be made in the same manner provided above. If any such record date shall have been fixed and such Rights or Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

j.       Preferred Stock Warrants.   Notwithstanding anything contained herein, in the event that any warrants for the Series A Preferred Stock outstanding as of the Original Issue Date are exercised (a “Warrant Exercise”), the Corporation shall immediately issue to each holder of Series C Preferred Stock such additional shares of Series C Preferred Stock so that such holder’s percentage ownership of the Corporation’s Common Stock on a fully-diluted basis after the Warrant Exercise is equal to its percentage ownership of the Corporation’s Common Stock on a fully-diluted basis immediately prior to such Warrant Exercise. The holders of Series C Preferred Stock shall be entitled to receive additional shares of Series C Preferred Stock pursuant to this subsection j upon each Warrant Exercise.

k.     Certificate of Adjustment.   In each case of an adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, or if the Preferred Stock is then convertible pursuant to this subsection 4 the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock at the holders address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

l.      Notices of Record Date.   Upon (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (2) any Acquisition (as defined subsection 3 above) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in subsection 3 above), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Preferred Stock) a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stack (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

m.    Fractional Shares.   No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

n.     Reservation of Stock Issuable Upon Conversion.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

o.     Notices.   Any notice required by the provisions of this subsection 4 shall be in writing and shall be deemed effectively given: (1) upon personal delivery to the parry to be notified; (2) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (3) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (4) one (l) day after deposit with a nationally recognized overnight courier, specifying next day delivery with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

p.     Payment of Taxes.   The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

q.     No Impairment.   The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

5.     Mandatory Redemption.

a.      Request by Holders of Preferred Stock.

(1)   Series A Preferred Redemption.   Upon the prior written request of the holders of at least twenty-five percent (25%) of the Series A Preferred Stock, on a date that is five (5) years following the Corporation’s first issuance of Series A Preferred Stock (the “Series A Redemption Date”), the Corporation shall redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series A Preferred Stock.

(2)   Series B Preferred Redemption.   Upon the prior written request of the holders of at least twenty-five percent (25%) of the Series B Preferred Stock, on March 31, 2006 (the “Series B Redemption Date”), the Corporation shall redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series B Preferred Stock.

(3)   Series C Preferred Redemption.   Upon the prior written request of the holders of a majority in interest of the Series C Preferred Stock on September 1, 2009 (the “Series C Redemption Date”), the Corporation shell redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series C Preferred Stock

b.     Redemption Price of Preferred Stock.   The price at which the Preferred Stock shall be redeemed is as follows:

(1)   Series A Redemption Price.   The price at which the Series A Preferred Stock shall be redeemed (the “Series A Redemption Price”) shall be equal to the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series A Preferred Stock so redeemed.

(2)   Series B Redemption Price.   The price at which the Series B Preferred Stock shall be redeemed (the “Series B Redemption Price”) shall be equal to $10.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series B Preferred Stock so redeemed.

(3)   Series C Redemption Price.   The price at which the Series C Preferred Stock shall be redeemed (the “Series C Redemption Price”) shall be equal to the Series C Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series C Preferred Stock so redeemed.

c.      Payment of Redemption Price.   To receive the applicable Redemption Price the holder of shares of Preferred Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation no later than three (3) business days prior to the applicable Redemption Date. The Corporation shall pay the Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. The Corporation shall pay the entire Redemption Price on the Redemption Date.

d.     Effect of Redemption.   From and after the applicable Redemption Date, unless the Corporation shall default in providing for the payment of the applicable Redemption Price, all dividends on such shares as are accepted for redemption pursuant to this subsection 5 shall cease to accrue, and all rights of the holders of any such shares subject to redemption as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price, shall cease and terminate. Any shares of Preferred Stock that are redeemed by the Corporation shall be retired and shall not be reissued.

6.    WAIVER.   Any rights of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred set forth herein may be waived by the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, then outstanding.

FIFTH:   In furtherance and not in limitation of powers conferred by statute, it is further provided:

1.      Election of directors need not be by written ballot unless so provided in the Bylaws of the Corporation. Any director may be removed from office, either with our without cause, at any time by the affirmative vote of the stockholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purposes or by written consent of such number of stockholders given without a meeting.

2.      The Board is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

SIXTH:   No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect when such breach occurred. Neither the amendment nor repeal of this Article SIXTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SIXTH shall reduce, eliminate or adversely affect the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would accrue or arise, prior to the effectiveness of such amendment, repeal or adoption.

SEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by its president on this    day of              2005.

By:
Name:
Title:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CLEARSTORY SYSTEMS, INC.
One Research Drive
Westborough, MA 01581

2005 Annual Meeting of Stockholders
November 16, 2005

The undersigned hereby appoints Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar, or either of them, as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote as designated below all shares of common stock of ClearStory Systems, Inc. held on record by the undersigned on October 5, 2005 at the 2005 Annual Meeting of Stockholders to be held on November 16, 2005 at 10 a.m. at the executive offices of the Company located at One Research Drive, Westborough, MA 01581, or at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
CLEARSTORY SYSTEMS, INC.

NOVEMBER 16, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.   ELECTION OF DIRECTORS.

☐	FOR ALL NOMINEES LISTED BELOW (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar
(Instruction: To withhold authority to vote for any individual nominee(s), list nominee’s name in the space provided below.)

2.              PROPOSAL TO RATIFY THE APPOINTMENT OF MILLER, ELLIN & COMPANY, LLP AS CLEARSTORY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.              PROPOSAL TO RATIFY AND APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CLEARSTORY.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other further business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Dated:

Signature

Signature if held jointly

NOTE:     Please sign exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by President or other duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.